                                                                    EXHIBIT 4.15


                          STERLING PULP CHEMICALS, LTD.

                                 as Corporation




                                  in favour of




                         CIT BUSINESS CREDIT CANADA INC.

                                    as Holder




                                       and




                                   THE LENDERS

                               (as defined herein)









--------------------------------------------------------------------------------


                                DEMAND DEBENTURE

                                  JULY 11, 2001


--------------------------------------------------------------------------------











                                STIKEMAN ELLIOTT

                                TABLE OF CONTENTS


                                                   ARTICLE 1
                                        ACKNOWLEDGEMENT OF INDEBTEDNESS

Section 1.1     Acknowledgement..............................................................................1

                                                   ARTICLE 2
                                                   SECURITY

Section 2.1     Terms Incorporated by Reference..............................................................1
Section 2.2     Grant of Security............................................................................1
Section 2.3     Corporation's Dealings with Charged Premises.................................................3
Section 2.4     Scope of Security............................................................................4
Section 2.5     Protective Disbursements.....................................................................4
Section 2.6     Attachment...................................................................................5

                                                   ARTICLE 3
                                                  ENFORCEMENT

Section 3.1     Enforcement..................................................................................5
Section 3.2     Remedies.....................................................................................5
Section 3.3     Additional Rights............................................................................6
Section 3.4     Receiver's Powers............................................................................6
Section 3.5     Dealing with the Charged Premises............................................................7
Section 3.6     Standards of Sale............................................................................8
Section 3.7     Dealings by Third Parties....................................................................8
Section 3.8     No Right of Set-Off..........................................................................8
Section 3.9     No Merger or Novation........................................................................9
Section 3.10    Presentation of Debenture....................................................................9
Section 3.11    Appointment of Attorney......................................................................9
Section 3.12    Crystallization of Floating Charge...........................................................9

                                                   ARTICLE 4
                                                    GENERAL

Section 4.1     Discharge....................................................................................9
Section 4.2     Reimbursement of Holder's Expenses..........................................................10
Section 4.3     Waiver of Covenants.........................................................................10
Section 4.4     Further Assurances..........................................................................10
Section 4.5     Successors and Assigns......................................................................10
Section 4.6     Gender and Number...........................................................................10
Section 4.7     Headings, etc...............................................................................11
Section 4.8     Severability................................................................................11
Section 4.9     Governing Law...............................................................................11
Section 4.10    Right of Consolidation......................................................................11




                                    SCHEDULES

SCHEDULE "A" REAL PROPERTY



                                       (i)
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                                      -1-


                                DEMAND DEBENTURE

                          STERLING PULP CHEMICALS, LTD.

     (a corporation incorporated under the laws of the Province of Ontario)



PRINCIPAL SUM:    SEVENTY-FIVE MILLION CANADIAN DOLLARS
                  (Cdn $75,000,000.00)

ISSUE DATE:       July 11, 2001

DUE:              ON DEMAND

INTEREST RATE:    Twenty-five (25%) per cent per annum

                                   ARTICLE 1
                         ACKNOWLEDGEMENT OF INDEBTEDNESS

SECTION 1.1 ACKNOWLEDGEMENT.

         Sterling Pulp Chemicals, Ltd. (the "CORPORATION"), a corporation incorporated and existing under the laws of the Province of Ontario, for value received, acknowledges itself indebted and promises to pay ON DEMAND, to or to the order of CIT Business Credit Canada Inc., as agent (CIT Business Credit Canada Inc. and any subsequent holder or holders of this debenture being sometimes referred to as the "HOLDER") on behalf of itself and for the benefit of the Lenders (as defined in the Financing Agreement dated July 11, 2001 between the Corporation and the Holder) the principal sum of Seventy-Five Million Dollars (Cdn.$75,000,000.00) in lawful money of Canada on presentation and surrender of this debenture at the offices of the Holder at 207 Queen's Quay West, Suite 700, Toronto, Ontario M5J 1A7 or at such other place as the Holder may designate by notice in writing to the Corporation, and in the meantime to pay interest in like money on the principal sum monthly from this date at the rate per annum of twenty-five per cent (25%) on the last day of each month, before and after demand and after judgment, with interest on overdue interest at the same rate, the first such payment of interest to become due and be paid on the last day of the month immediately following this date or such earlier day as such principal sum shall be repaid in full.

                                    ARTICLE 2
                                    SECURITY

SECTION 2.1 TERMS INCORPORATED BY REFERENCE.

         Terms defined in the Personal Property Security Act (Ontario) (as amended from time to time, the "PPSA") and used in this debenture shall have the same meanings.

SECTION 2.2 GRANT OF SECURITY.

         Subject to Section 2.4, as security for the due payment of all moneys payable under this debenture, the Corporation:

         (a) grants, assigns, conveys, transfers, mortgages, pledges and charges, as and by way of a fixed and specific mortgage, charge and pledge, to and in favour of the Holder for itself and on behalf of the Lenders and otherwise grants to the Holder for itself and on behalf of the Lenders a security interest in, all of the Corporation's right, title and interest in and to all of its property, assets, rights and undertaking, real and personal, movable or immovable, tangible and intangible, legal or equitable, of whatsoever nature and kind, wheresoever located, both present and future including, without limitation:

                  (i) all real and immovable property, both freehold and leasehold, and other interests in such property (collectively, the "REAL PROPERTY") wheresoever situate, now owned or hereafter acquired by the Corporation including, without limitation, the real property and leased property described in Schedule "A" and all rights, leases, licences, easements, rights-of-way, profits a prendre, appurtenances, privileges, concessions, claims, works, tenements, hereditaments and interests in real property with respect to the Real Property (and all renewals, extensions and amendments or substitutions thereof) and all other facilities relating to or required for use in connection with the Real Property, and all buildings, erections, structures, improvements, underground facilities, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, machinery and equipment presently situated on or under the Real Property or which may at any time hereafter be constructed or brought or placed on or under the Real Property or used in connection with the Real Property;

                  (ii) all furniture, goods, chattels, accessories, fixtures, equipment, machinery, tools, apparatus, vehicles, milling, processing, service, storage and other related infrastructures and other tangible personal property of every kind and description now owned or hereafter acquired, wherever situate;

                  (iii) all inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Corporation;

                  (iv) all intangibles of whatever kind in which the Corporation now or hereafter has any interest including, without limitation, all security interests, goodwill, demands and choses in action, licenses and other contractual benefits or rights and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and industrial designs and other intellectual property now or hereafter owned by the Corporation;

                  (v) all studies, plans, blueprints, designs, records, files, charts, drawings, specifications, manuals, bills of lading and other documents of title, whether negotiable or otherwise;

                  (vi) the proceeds of any insurance or expropriation payable or due in respect of any damage to or taking of all or any part of the Charged Premises (as hereinafter defined), the proceeds of any business interruption insurance and any property in any form derived directly or indirectly from any dealings with all or any part of the Charged Premises or that indemnifies or compensates for the loss, destruction or damage to all or any part of the Charged Premises;

                  (vii) all debts, accounts, claims, moneys and choses in action now owned or hereafter acquired, including, without limitation, all instruments, securities, chattel paper, bills, notes and other documents in respect of such debts, accounts, claims, moneys or choses in action;

                  (viii) all authorizations, orders, permits, approvals, grants, licences, consents, rights, franchises, privileges, certificates, judgments, writs, injunctions, awards, determinations, directions, decrees, demands or the like issued or granted by law or by rule or regulation of any office, board, agency or department, governmental or otherwise, now or hereafter issued or granted to it;

                  (ix) all documents, certificates, policies, agreements, invoices, letters and papers relating to the property described in Section 2.2(a)(i)-(viii) inclusive or otherwise; and

                  (x) substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.2(a)(i)-(ix) inclusive and all proceeds thereof; and

         (b) grants, mortgages and charges, as and by way of a floating charge, to and in favour of the Holder for itself and on behalf of the Lenders and otherwise grants to the Holder for itself and on behalf of the Lenders a security interest in, all of its undertakings, properties and assets, including Real Property, both present and future, of every nature and kind and wherever situate, except such of its undertakings, properties and assets as are validly subject to the fixed and specific mortgages, charges, pledges and security interests granted pursuant to Section 2.2(a). The floating charge shall in no way hinder or prevent the Corporation, until the Security (as hereinafter defined) shall have become enforceable, from disposing of or dealing with the subject matter of the floating charge in the ordinary course of business and for purposes of carrying on the same; provided that such action is not in breach of any specific provision of, or covenant in, this debenture.

(In this debenture, the grants, mortgages, charges and security interests constituted by this debenture are called the "SECURITY" and the subject matter of the Security is called the "CHARGED PREMISES".) The Security shall be effective whether or not any monies or liabilities so secured shall be advanced or incurred before or after or at the same time as this debenture is issued and shall remain effective until such time as this debenture is discharged as provided in Section 4.1 irrespective of whether, at any prior time, there may have been no indebtedness, liabilities or obligations (direct, indirect, absolute, contingent or otherwise) of the Corporation to the Holder and the Lenders outstanding.

SECTION 2.3 CORPORATION'S DEALINGS WITH CHARGED PREMISES.

         The Corporation shall not, without the prior written agreement of the
Holder: (i) sell, transfer, assign, exchange, lease, release or abandon or otherwise dispose of all or any part of the Charged Premises except for Charged Premises consisting of inventory sold or leased at full value in the ordinary course of its business and for the purpose of carrying on the same; or, (ii) permit, create, assume, suffer or cause the registration of any debt, lien, charge, mortgage, debenture, hypothec, pledge, security agreement, security interest, or any other encumbrance or privilege whatsoever upon, against or with respect to any or any part of the Charged Premises subsequent to the granting of this debenture. Except with the prior written agreement of the Holder, any proceeds of such sale or lease shall be held by the Corporation in trust for the Holder for itself and on behalf of the Lenders and, at the request of the Holder, shall be paid immediately to the Holder for itself and on behalf of the Lenders.

SECTION 2.4 SCOPE OF SECURITY.

(1) The Security shall not extend or apply to the last day of the term of any lease or sublease of real property or agreement therefor, now held or hereafter acquired by the Corporation but the Corporation shall stand possessed of any such last day upon trust to assign and dispose of it as the Holder may direct.

(2) To the extent that an assignment to the Holder for itself and on behalf of the Lenders of amounts payable and other proceeds arising under or in connection with any agreement, license, permit or quota of the Corporation (each, a "RESTRICTED ASSET") is prohibited by the terms thereof, the Corporation shall hold as trustee all proceeds arising under or in connection with such Restricted Asset in trust for the Holder for itself and on behalf of the Lenders on the following basis:

                  (i) until the Security has become enforceable, the Corporation shall be entitled to receive all such proceeds; and

                  (ii) whenever the Security has become enforceable, all rights of the Corporation to receive such proceeds shall cease, the Corporation shall at the request of the Holder take all such actions to collect and enforce payment and other rights arising under the Restricted Asset in accordance with the instructions of the Holder and all such proceeds arising under or in connection with the Restricted Asset shall be immediately paid over to the Holder for itself and on behalf of the Lenders.

         The Corporation shall not exercise any rights of set-off with respect to amounts payable under or in connection with any Restricted Asset and shall use its best efforts to ensure that no other party to the Restricted Asset shall exercise any rights of set-off against the amount payable thereunder. The Corporation shall use its best efforts to obtain the consent of each other party to the Restricted Asset to the assignment of the Restricted Asset to the Holder for itself and on behalf of the Lenders in accordance with this debenture and shall use its best efforts to ensure that all agreements entered into on and after the date hereof expressly permit assignments of the benefits of such agreements as collateral security to the Holder for itself and on behalf of the Lenders in accordance with the terms of this debenture.

(3)      The Security shall not extend to consumer goods.

SECTION 2.5 PROTECTIVE DISBURSEMENTS.

         If the Corporation fails to perform any of its covenants in this debenture or otherwise, then the Holder may, in its absolute discretion, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, the Holder may make the payment but shall be under no obligation to do so. All sums so paid or expended by the Holder shall be immediately payable by the Corporation, shall bear interest at the rate set forth in this debenture and shall be secured by this debenture, having the benefit of the Security in priority to the indebtedness evidenced by this debenture. No such performance or payment shall relieve the Corporation from any default under this debenture or the consequences of such default.

SECTION 2.6 ATTACHMENT.

(1) With respect to the personal property hereby secured, the Corporation and the Holder hereby acknowledge that (i) value has been given; (ii) the Corporation has rights in the Charged Premises (other than after-acquired Charged Premises); (iii) except as contemplated by
         Section 2.4, they have not agreed to postpone the time of attachment of the Security; and (iv) the Corporation has received a copy of this debenture.

(2) The Corporation agrees to promptly inform the Holder in writing of the acquisition by the Corporation of any Charged Premises which are not adequately described herein, and the Corporation agrees to execute and deliver at its own expense from time to time amendments to this debenture or the schedules hereto or additional security or schedules as may be required by the Holder in order that the Security shall attach to any Charged Premises. The Corporation shall promptly inform the Holder in writing of any other location at which the Charged Premises may in future be located.

                                    ARTICLE 3
                                   ENFORCEMENT

SECTION 3.1 ENFORCEMENT.

         If the Corporation fails to repay the principal amount, interest and other amounts owing under this debenture on demand or otherwise when the same shall become due and payable or if the Corporation breaches any other agreement or covenant it has given to the Holder or the Lenders, the Security shall become enforceable against the Corporation.

SECTION 3.2 REMEDIES.

(1) Whenever the Security has become enforceable, the Holder may realize upon the Charged Premises and enforce its rights by:

         (a)      entry into possession of the Charged Premises;

         (b) proceedings in any court of competent jurisdiction for the appointment of a receiver (which term as used in this debenture includes a receiver and manager) of all or any part of the Charged Premises;

         (c) proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Charged Premises;

         (d) filing of proofs of claim and other documents to establish its claims to the Charged Premises in any proceeding relating to the Corporation;

         (e) the appointment by instrument in writing of a receiver of all or any part of the Charged Premises and removal or replacement from time to time of any such receiver;

         (f)      the sale or lease of all or any part of the Charged Premises;
                  and

         (g) any other remedy or proceeding authorized or permitted in this debenture or otherwise by law or equity.

(2) Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Holder or the Lenders however created. The Holder shall not be bound to exercise any right or remedy and the exercise of any right or remedy shall be without prejudice to any other rights of the Holder or the Lenders including the right to claim for deficiency. The taking of any action or proceeding or refraining from so doing, or any other dealings with any other security for the monies secured by this debenture shall not release or affect the Security.

SECTION 3.3 ADDITIONAL RIGHTS.

(1)      In addition to the rights of the Holder and the Lenders set forth in
         Section 3.2, the Holder may, for itself and on behalf of the Lenders whenever the Security has become enforceable:

         (a) require the Corporation, at the Corporation's expense, to assemble the Charged Premises which is not the Real Property at the locations of the Real Property or elsewhere as reasonably requested by the Holder;

         (b) require the Corporation, by notice in writing, to disclose to the Holder the location or locations of the Charged Premises and the Corporation agrees to make such disclosure when so required by the Holder;

         (c) repair, process, modify, complete or otherwise deal with the Charged Premises, and prepare for the disposition of the Charged Premises, whether on the premises of the Corporation or otherwise;

         (d) carry on all or any part of the business of the Corporation and, to the exclusion of all others including the Corporation, enter upon, occupy and use all or any of the premises, buildings and other property of or used by the Corporation for such time as the Holder sees fit, free of charge, and neither the Holder nor the Lenders shall be liable to the Corporation for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in that connection;

         (e) borrow for the purpose of carrying on the business of the Corporation or for the maintenance, preservation or protection of the Charged Premises and mortgage, charge or grant a security interest in the Charged Premises, whether or not in priority to the Security, to secure repayment; and

         (f) demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Charged Premises, and give good and valid receipts and discharges and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Corporation.

SECTION 3.4 RECEIVER'S POWERS.

(1) Any receiver appointed by the Holder shall be vested with the rights and remedies which could have been exercised by the Holder in respect of the Corporation or the Charged Premises and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, any replacement and any remuneration shall be within the sole and unfettered discretion of the Holder.

(2) Any receiver appointed by the Holder shall act as agent for the Holder and the Lenders for the purposes of taking possession of the Charged Premises, but otherwise and for all other purposes (except as provided below), as agent for the Corporation. The receiver may sell, lease, or otherwise dispose of Charged Premises as agent for the Corporation or as agent for the Holder and the Lenders as the Holder may determine in its discretion. The Corporation agrees to ratify and confirm all actions of the receiver acting as agent for the Corporation, and to release and indemnify the receiver in respect of all such actions.

(3) The Holder, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Corporation or otherwise and shall not be responsible for any misconduct or negligence of such receiver.

(4) All moneys from time to time received by the receiver may be applied as follows (i) first, in discharge of all operating expenses and other outgoings affecting the Charged Premises, (ii) second, in keeping in good standing all charges and liens on the Charged Premises having priority over the Security, (iii) third, in payment of the remuneration and disbursements of the receiver, (iv) fourth, in payment to the Holder for itself and on behalf of the Lenders of the moneys payable hereunder, and (v) the balance, if any, shall be paid to the Corporation or as a court of competent jurisdiction may otherwise direct.

SECTION 3.5 DEALING WITH THE CHARGED PREMISES.

(1) The Holder and the Lenders shall not be obliged to exhaust their recourse against the Corporation or any other person or against any other security they may hold before realizing upon or otherwise dealing with the Charged Premises in such manner as they may consider desirable.

(2) The Holder and the Lenders may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and with other persons, sureties or securities as they may see fit without prejudice to the obligations and liability of the Corporation or the rights of the Holder and the Lenders in respect of the Charged Premises.

(3) The Holder and the Lenders shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Charged Premises, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Charged Premises or for the purpose of preserving any rights of any persons in respect of the Charged Premises, (iii) responsible for any loss occasioned by any sale or other dealing with the Charged Premises or by the retention of or failure to sell or otherwise deal with the Charged Premises, or (iv) bound to protect the Charged Premises from depreciating in value or becoming worthless, save, in each case, as may be provided by law.

(4) The Holder and the Lenders shall have no obligation to keep identifiable Charged Premises in its possession consisting of fungible personal property.

(5) The Corporation hereby expressly authorizes and directs the Holder, whenever the Security has become enforceable, to collect, demand, sue for, enforce, adjust, settle, recover and receive all of the debts and moneys comprising the Charged Premises, in the name of the Corporation or in the Holder's own name, and to give valid and binding receipts and discharges therefor and in respect thereof, the whole to the same extent and with the same effect as if the Holder were the absolute owner thereof and without regard to the state of accounts between the Corporation and the Holder and the Lenders. The Holder shall only be accountable for proceeds when the same are actually received in cash, notwithstanding that the Holder may have transferred title to or possession of the debts or moneys comprising the Charged Premises or any part thereof and may have taken back a debt instrument, security or other obligation therefor. The Holder may, after the Security shall have become enforceable, (i) notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payment thereunder to the Holder whether or not the Corporation was theretofore making collections thereon; and (ii) assume control of any proceeds arising from the Charged Premises.

SECTION 3.6 STANDARDS OF SALE.

(1) Without prejudice to the ability of the Holder and the Lenders to dispose of the Charged Premises in any manner which is commercially reasonable, the Corporation acknowledges that whenever the Security has become enforceable, and except as required by law:

         (a)      the Charged Premises may be disposed of in whole or in part;

         (b) the Charged Premises may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

         (c) any assignee of the Charged Premises may be a customer of the Holder or the Lenders;

         (d) a disposition of the Charged Premises may be on such terms and conditions as to credit or otherwise as the Holder, in its sole discretion, may deem advantageous; and

         (e) the Holder may establish an upset or reserve bid or price in respect of the Charged Premises.

         (f) the Holder or any of the Lenders, jointly or severally, may become a purchaser at any sale of the Charged Premises whether made under the power of sale herein contained or pursuant to foreclosure or other judicial proceedings; and

         (g) the Holder may rescind or vary any contract of sale that may have been entered into and re-sell with or under any of the powers conferred herein or adjourn any such sale from time to time.

SECTION 3.7 DEALINGS BY THIRD PARTIES.

(1) No person dealing with the Holder or its agent or a receiver shall be required to determine (i) whether the Security has become enforceable,
         (ii) whether the powers which the Holder or its agent or a receiver is purporting to exercise have become exercisable, (iii) whether any money remains due upon the Security, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made,
         (v) the propriety or regularity of any sale or any other dealing by the Holder or its agent or a receiver with the Charged Premises, or (vi) how any money paid to the Holder has been applied.

(2) Any purchaser of all or any part of the Charged Premises shall hold the Charged Premises absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Corporation, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser and all rights of redemption, stay or appraisal which the Corporation has or may have under any rule of law now existing or hereafter adopted.

SECTION 3.8 NO RIGHT OF SET-OFF.

         The principal, interest and other monies and liabilities secured by this debenture shall be paid when due by the Corporation without regard to any equities existing between the Corporation and any other parties including, without limitation, the Holder and the Lenders, and without regard to any right of set-off or cross-claim or of any other claim or demand of the Corporation against the Holder or any Lender or otherwise.

SECTION 3.9 NO MERGER OR NOVATION.

         Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to pay the monies secured, nor shall the same operate as a merger of any covenant or affect the right of the Holder and the Lenders to interest at the specified rate, nor shall the acceptance of any payment or other security constitute or create any novation, and it is further agreed that the taking of a judgment under any covenant shall not operate as a merger of such covenant in the judgment or affect the Holder's and the Lenders' right to interest.

SECTION 3.10 PRESENTATION OF DEBENTURE.

         So long as CIT Business Credit Canada Inc. is the holder of this debenture for itself and on behalf of the Lenders, the Corporation, to the fullest extent permitted by law, hereby waives presentation of this debenture for, and surrender of this debenture against, payment. In any other case, the holder of this debenture shall be required to present and surrender this debenture against payment at such place designated by such holder in writing to the Corporation.

SECTION 3.11 APPOINTMENT OF ATTORNEY.

         Provided the Security shall have become enforceable, the Corporation hereby irrevocably appoints the Holder (and any officer thereof) as attorney of the Corporation (with full power of substitution) to exercise in the name of and on behalf of the Corporation any of the Corporation's right (including the right of disposal), title and interest in and to the Charged Premises including the execution, endorsement and delivery of any agreements, documents, instruments, absolute assignments, securities, deeds, conveyances, documents of title and chattel paper and any notices, consents, receipts, assignments or verifications of the accounts and the Holder and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Charged Premises to the same extent the Corporation might do. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own gross negligence or wilful misconduct. The appointment and power of substitution, being coupled with an interest, are irrevocable and shall not terminate upon the bankruptcy, dissolution, winding-up or insolvency of the Corporation.

SECTION 3.12 CRYSTALLIZATION OF FLOATING CHARGE

         The floating charge created by Section 2.2(b) shall become a fixed charge immediately upon the earlier of:

         (a)      the Holder giving notice to that effect to the Corporation; or

         (b) the Holder taking any step to accelerate or demand payment of any amount owing under this debenture or giving notice of its intention or taking any steps to enforce the Security.

                                    ARTICLE 4
                                     GENERAL

SECTION 4.1 DISCHARGE.

         The Holder is the person entitled to, on its own behalf and on behalf of the Lenders, receive the money payable under this debenture and to give a discharge of this debenture. The Security shall be discharged upon, but only upon, full payment of all moneys secured and performance of all obligations of the Corporation to the Holder and the Lenders. Upon discharge of the Security and at the request and expense of the Corporation, the Holder shall execute and deliver to the Corporation such releases and discharges as the Corporation may reasonably require.

SECTION 4.2 REIMBURSEMENT OF HOLDER'S EXPENSES.

         The Corporation shall pay to the Holder immediately on demand all costs, charges and expenses incurred by the Holder and the Lenders in connection with the preparation, issuance and enforcement of this debenture, the preservation and protection of the Charged Premises, the preservation and enforcement of the Security or the realization of this debenture on the Charged Premises, including, without limitation, all reasonable legal fees, court costs, receiver's or agent's remuneration and other reasonable expenses incurred in connection with the recovery or enforcement of payment of any moneys owing hereunder whether by realization or otherwise and expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of Charged Premises. All such sums, together with interest at the rate set forth in this debenture until paid, shall be added to the indebtedness secured by this debenture and shall also be secured, together with all other indebtedness, by this debenture.

SECTION 4.3 WAIVER OF COVENANTS.

         The Holder may waive any breach by the Corporation of any of the provisions of this debenture or any failure by the Corporation in the observance or performance of any covenant or condition required to be observed or performed by the Corporation, grant extensions of time or other indulgences to, accept compositions from, or grant releases and discharges to, the Corporation in respect of the Charged Premises or otherwise deal with the Corporation and with the Charged Premises and other security held by the Holder for itself and on behalf of the Lenders, all as the Holder may see fit; provided that no such waiver or act by the Holder shall be binding on the Holder and the Lenders or shall extend to or be taken in any manner to affect any subsequent breach or failure or the rights resulting from such breach or failure.

SECTION 4.4 FURTHER ASSURANCES.

         The Corporation shall from time to time, whether before or after the Security shall have become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Holder may reasonably require for (i) protecting the Charged Premises, (ii) perfecting the Security, and (iii) exercising all powers, authorities and discretions conferred upon the Holder. The Corporation shall, from time to time after the Security has become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Holder may require for facilitating the sale of the Charged Premises in connection with its realization.

SECTION 4.5 SUCCESSORS AND ASSIGNS.

         This debenture shall be binding upon the Corporation, its successors and assigns, and shall enure to the benefit of the Holder and the Lenders and their successors and assigns. This debenture may be assigned by the Holder without the consent of, or notice to, the Corporation, to such person, firm or corporation as the Holder may determine and, in such event, such person, firm or corporation shall be entitled to all of the rights and remedies of the Holder as set forth in this debenture or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Corporation shall not assert against the assignee any claim or defence which the Corporation now has or hereafter may have against the Holder or any of the Lenders.

SECTION 4.6 GENDER AND NUMBER.

         Any reference in this debenture to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 4.7 HEADINGS, ETC.

         The division of this debenture into articles, sections and subsections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

SECTION 4.8 SEVERABILITY.

         If any provision of this debenture shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

SECTION 4.9 GOVERNING LAW.

         In respect of each parcel of Real Property charged hereby, and in respect of the corresponding Charged Premises in each case, this debenture will be governed by and construed in accordance with the laws of the province where such Real Property and Charged Premises are situate. Without prejudice to the ability of the Holder to enforce this debenture in any other proper jurisdiction, the Corporation irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Corporation irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this debenture in the courts of such province.

SECTION 4.10 RIGHT OF CONSOLIDATION.

         The common law right of consolidation shall apply to this debenture notwithstanding Section 31 of the Property Law Act of British Columbia or any similar statutory provision in force from time to time.

SECTION 4.11 RIGHTS PRIOR TO ENFORCEMENT.

         So long as the Security has not become enforceable pursuant to the terms hereof, the Corporation shall have quiet possession of the Charged Premises.

         IN WITNESS WHEREOF the Corporation has executed this debenture.


                                       STERLING PULP CHEMICALS, LTD.

                                       By:
                                          --------------------------------------
                                               Authorized Signing Officer


                                       By:
                                          --------------------------------------
                                               Authorized Signing Officer

                                  SCHEDULE "A"
                                  REAL PROPERTY



LOCATION                                    LEGAL DESCRIPTION
--------                                    -----------------
302 The East Mall                           ALL AND SINGULAR that certain parcel or tract of land
Suite 200                                   and premises situate, lying and being in the City of
Toronto, Ontario                            Toronto (formerly the City of Etobicoke, in the
M9B 6C7                                     Municipality of Metropolitan Toronto) and Province of
(leased)                                    Ontario and being composed of those parts of Blocks G
                                            and H on Plan M-1046 (Borough of Etobicoke) registered
                                            in the Land Registry Office for the Land Titles Division
                                            of Toronto (No. 66) and being designated as Parts
                                            1,2,3,4 and 5 on Plan 66R-6942.

                                            Being part of Parcel Plan-1, Section M-1046 Leasehold.

2 Gibbs Road                                Firstly
Toronto, Ontario                            Parcel F-1, Section M-1046 Freehold, being Block "F" on
M9B 1R1                                     Plan M-1046, save and except Unit 1, Expropriation Plan
(small portion leased)                      D-35, City of Toronto, being the whole of P.I.N.

                                            Secondly
                                            Parcel B-1, Section M-955 Freehold, being part of Block
                                            "B" on Plan M-955, designated as Parts 8,9,10 and 11 on
                                            Plan R-3999, City of Toronto, being the whole of P.I.N.
                                            07553-0007 (LT).

100 Forester Street                         District of North Vancouver:
North Vancouver, B.C.
V7H 1W4                                     (a) Parcel Identifier: 015-980-065
(2 fees simple titles; 1 leasehold          Lot L (Reference Plan 2659) of that portion of the
title; 1 license for water lots)            foreshore of Burrard Inlet lying in front of District
                                            Lot 611
                                            Group 1
                                            New Westminster District

                                            (b) Parcel Identifier: 009-394-605
                                            Lot 3 (Explanatory Plan 5078)
                                            Except: Part subdivided by Plan LMP 50161
                                            Block X
                                            District Lot 611
                                            Group 1
                                            Plan 9510

1535 City Road East                         ALL AND SINGULAR that certain parcel or tract of land
P.O. Box 10464                              situate, lying and being in the City of Thunder Bay, in
Thunder Bay, Ontario                        the District of Thunder Bay, in the Province of Ontario,
P7B 6T9                                     and being composed of those parts of the lands patented
(leased)                                    to the Grand Trunk Pacific Railway Company by patent
                                            dated the 22nd day of January, 1906, and registered in
                                            the Land Registry Office for Thunder Bay as Number

                                            762 for the Township of Neebing shown as Part 1 and Part
                                            2 on a Plan of Survey dated the 12th day of December,
                                            1978 and deposited in the said Registry Office as Plan
                                            Number 55R-3695.

Contractors Road (off Resources Road)       Plan 9122986, Lot A containing 6.335 Hectares (15.65
Box 848                                     Acres) more or less. Excepting thereout all mines and
Grand Prairie, Alberta                      minerals
T8V 3R5
(leased)                                    - and -

                                            Plan 9122986, Lot B
                                            Excepting thereout all mines and minerals
                                            Area: 1.697 Hectares (4.19 Acres) more or less.
                                            Grand Prairie, Alberta